EXHIBIT     10.2

                            NON-DISCLOSURE AGREEMENT

Party A: Biosphere Development Company, the subsidiary of Global Environmental
         Energy Company
Party B: Shenzhen Rayes Group Co., Ltd.
Party C: Shenzhen Branch of Yankuang Group Co., Ltd.


Whereas:

1. Party A, Party B and Party C intend to cooperate with each other on the commercialization and promotion of the Biosphere System project in the Chinese market ("Cooperation Project");

2. Party A, Party B and Party C have reached agreement in the terms of cooperation, work arrangement and time schedule of the Cooperation Project etc. by signing the Letter of Intent;

3. In order to initiate and facilitate the operation of the Cooperation Project, the Parties to this Agreement intend to carry out the following work jointly: survey of the Chinese policy on refuse treatment market; research and analysis of the market and technology; study of the appliance of Biosphere city refuse treatment system in Chinese refuse treatment market and related technology solution based upon the features of Chinese refuse, amendment of the technological process, supporting technology service and prediction of commercial profit.


For the abovementioned purpose, Party A, Party B and Party C decide to enter into the following Non-Disclosure Agreement;


1.   The Scope of Business Secret

The business secret under this Agreement refers to any secret information that is disclosed to or made known to one Party to this Agreement for the purpose of the Cooperation Project, no matter whether it is indicated as secret or disclosed by means provided that it is not known to the general public.

The business secret under this Agreement does not cover:

     a) Information that is publicly available before the disclosure by any Party,

     b) Information that is already known to the recipient before the disclosure by any Party


2.   Obligation of Confidentiality

Any Party shall not utilize the business secret of other Party unless for the purpose of the Cooperation Project. Without the prior written consent of other Party, any Party shall not copy, disseminate, publicize or disclose to any other third party such business secret.

Any Party may disclose, as limited as possible, such business secret to its directors, employees, agents, professional consultant or affiliated companies for and only for the purpose of the Cooperation Project provided that such directors, employees, agents, professional consultants and affiliated companies shall bear the same obligation of confidentiality under this Agreement as the Party making such disclosure and the Party making such disclosure shall bear the joint and several liabilities.




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3.   Term of Agreement

This Agreement comes into effect as soon as it is signed by all Parties. This Agreement shall remain valid no matter whether the Cooperation Project is carried out smoothly or not. The obligations of confidentiality of the Parties remain binding and effective until the expiry of five years after the termination of the cooperation relationship between the Parties for the Cooperation Project.


4.   Exemption

The disclosure of business secret by any Party as performance of its compulsory obligations required by law or by writ issued by court of competent jurisdiction does not constitute breach of obligation under this Agreement provided that the Party making such disclosure shall notify in time the other Party which owns such business secret and make necessary protection for the business secret as instructed by the other Party.


5.   Return of Business Secret

Without prejudice to the agreements between the Parties, the Party is entitled to demand at any time the other Party to return or destroy all documentation, material or other items containing the business secret provided by it. The other Party shall abide by its instruction and shall not keep any copy or duplicate.

Upon the termination of the cooperation relationship between the Parties for the Cooperation Project, the Party shall return or destroy all documentation, material or other items containing the business secret as required by the other Party.


6.   Breach of Contract

The Parties shall perform strictly and fully their obligations under this Agreement. In case of breach of contract, the breaching Party shall compensate the loss of the observing Party and bear all liabilities imposed by law, no matter whether the Cooperation Project is terminated or not.


7.   Dispute Settlement

Any dispute relating to this Agreement shall be settled by consultation between all Parties pursuant to principle of good faith and honesty. Any dispute cannot be solved by consultation shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its effective rules of arbitration. The arbitration shall be held in Beijing and the award shall be final and binding upon all Parties.


8.   Language

This Agreement is signed in both Chinese and English. In case of discrepancy between the two languages, the English edition shall prevail.

This Agreement has 3 originals and each Party shall retain one original of the same effect and legal force.




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Signatures:



Party A: Biosphere  Development  Company, the subsidiary of Global Environmental
         Energy Company

 Authorized Representative:


/s/ Dr. C.A. McCormack
Dr. C.A. McCormack    January 21, 2005



 Party B: Shenzhen Rayes Group Co., Ltd

 Authorized Representative:

/s/ Mr. Ximei Hunang
Mr. Ximei Hunang Chairman of the Board



Party C: Shenzhen Branch of Yankuang Group Co., Ltd.

Authorized Representative

/s/ Mr. Changyou  Wang
Mr. Changyou  Wang